UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5.           Other Events and Regulation FD Disclosure

We are filing a form of the Underwriting Agreement between UTStarcom, Inc. and Banc of America Securities LLC.

We are filing the First Amended and Restated Bylaws of UTStarcom, Inc., as amended.

Item 7.           Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Current Report.  (See Exhibit Index below).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 13, 2004	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

1.1	Form of Underwriting Agreement between UTStarcom, Inc. and Banc of America Securities LLC.
3.1	First Amended and Restated Bylaws of UTStarcom, Inc., as amended.